EXHIBIT
                                     10.1

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF SUFFOLK
------------------------------------------------------------ X
Index No.:
KEYCORP LEASING LTD.,
                              Plaintiff,

                                STIPULATION OF
                                  SETTLEMENT
      -against

STAFF BUILDERS, INC. (Delaware) STAFF
BUILDERS, INC. (N.Y.), PROFESSIONAL
DETAIL SERVICES, INC., ATC HEALTHCARE
SERVICES, INC., ATC STAFFING SERVICES,
INC., and TENDER LOVING CARE HEALTH
CARE SERVICES, INC.,
                              Defendants.
--------------------------------------------------------------- X


      WHEREAS, plaintiff KEYCORP LEASING LTD. ("KEY") commenced this action to recover the sums due to KEY from the Defendants herein under the terms of a Master Equipment Lease Agreement dated on or about August 8, 1994 and related lease agreements as more fully set forth in the Complaint in this action (collectively, the "Loan Documents");

      WHEREAS, the Defendants have failed to make the payments due to KEY pursuant to the Loan Documents;

      WHEREAS, the Defendants acknowledge the sums due to KEY pursuant to the Loan Documents as described above and herein, and have requested a period of forebearance to pay to KEY the sums-due, and

      WHEREAS, the parties hereto agree to settle the foregoing obligations upon the express terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the sum of $10.00 and other valuable and good consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

      I        Acknowledments

          a. The Defendants each acknowledge service of the Summons, Complaint and Amended Complaint and other papers in support of plaintiff's Claims herein;

          b. The Loan Documents are in full force and effect and are the valid and binding obligations of the applicable signatory and guarantor Defendants.

            c . The Defendants acknowledge and confirm that they are indebted to KEY under the Loan Documents in the aggregate principal amount of THREE MILLION THREE HUNDRED EIGHTEEN THOUSAND NINETY-SIX AND 76/100 (3,318,096.76) DOLLARS;

          d. The Defendants acknowledge that interest continues to accrue on the principal balances due at the default interest rate of eighteen (18%) percent per annum (the "Default Rate");

            e. The Defendants acknowledge and agree that they are liable to KEY for the reasonable attorney's fees incurred by KEY in connection with the collection and enforcement of these obligations. Said fees are in the current approximate amount of $10,000 and shall not, absent unforeseen circumstances, exceed $15,000;

            f. The Defendants have no setoffs, defenses or counterclaims with respect to the amounts due under the Loan
Documents including principal, interest, late charges and the costs and expenses of collection including KEY's legal fees;

      2.      Payments

          a. Defendants shall make payment to KEY of the amounts due in accordance with the Modified and Severed Promissory Notes of Staff Builders, Inc. ATC Healthcare Services, Inc. and ATC Staffing Services, Inc. in the principal amount of $79,753.27 and of Tender Loving Care Health Care Services, Inc. in the principal amount of $3,23 8,343.49 annexed hereto as Exhibits "A" and "B", respectively (the "Notes"). The Notes, the Security Agreement and the other documents being executed in connection herewith are intended to replace the Loan Documents;

            b. Although interest will continue to accrue on the principal amounts outstanding at the Default Rate, interest will be paid by Defendants at the rate ten (10%) percent per annum. In the event all the foregoing payments are timely made by the Defendants to KEY, and all sums paid in full under the terms of the Notes, KEY agrees to waive the additional interest of eight (8%) percent per annurn from the date hereof. In the event that any default shall have occurred hereunder, KEY shall not be obligated to waive any

                                      -2-

portion of interest and there will be no forgiveness of accrued interest.

3. In consideration of the mutual promises herein contained, the Defendants each agree to execute and deliver to KEY, simultaneously with the execution of the Stipulation of Settlement, a Release of KEY in the form annexed hereto as Exhibit "C."

      4.    Representations of Defendants

            The Defendants each represent and warrant to KEY as follows:

           a. As of the date of this Stipulation, each of the defendants is solvent, able to pay its debts as they mature, has capital sufficient to carry out the transaction set forth in this Stipulation, and the present fair salable value of its assets is greater than the amount of its liabilities.

           b. None of the Defendants are insolvent and none will be rendered insolvent by the execution and delivery to KEY of the Stipulation of Settlement or the transactions and payments contemplated hereunder.

          C. The Defendants do not intend to incur debts beyond their abilities to pay the debts as they mature.

           d. The various security interests granted to KEY as collateral for the obligations evidenced by the Security Agreement dated of even date herewith constitute valid and binding first security interests with respect to the equipment described therein and is to continue hereafter as collateral for the obligations now evidenced by the Notes.

           e. The representations set forth here inabove shall be relied upon by KEY in accepting the settlement set forth herein and the Defendants represent that each is accurate, true and complete.

      5.    Events of Default and Remedies

           I. It is expressly agreed that it shall constitute an event of default hereunder ("Event of Default") should any payment described herein. and/or required under the Notes shall not be made when due or if any other default shall occur under the Notes or other documents related thereto.

            Ii.   Remedies Upon default

           Upon the occurrence of an Event of Default hereunder, and upon failure to cure the Default within three days from the date of its occurrence, KEY may enter ajudgment under the Note upon which the default has occurred as against the Borrower(s) and Guarantors of that Note without further notice, in an amount equal to the principal amount,due, plus interest at the Default Rate plus the costs and expenses of docketing such judgment, less credit for any payments made and retained hereunder.
                                      -3-
           KEY's remedies are cumulative and the foregoing is in addition to, and not exclusive of, any rights or remedies provided by law or in equity.

           This Stipulation shall act as and for, and In the place and stead of, an affidavit of confession of judgment. Any judgment may be entered, without notice to the Defendants, or their counsel, upon submission to the County Clerk of Suffolk County of. (1) this original stipulation; and (2) an affidavit of an officer or agent of KEY describing the event of default and the amount due and owing pursuant to this Stipulation.

      6.     Miscellaneous

            a. Representations and Warranties. Defendants covenant and agree that their representations, warranties, covenants and agreements made in this Agreement and in all of the documents executed and delivered in connection herewith shall be considered to have been specifically relied upon by KEY in connection with the outstanding indebtedness owed by Defendants and the settlement accepted by KEY.

            b. Entire Agreement. This Agreement, together with any exhibits and schedules hereto and any documents delivered in connection herewith, contains the entire agreement among KEY and Defendants with respect to the transaction contemplated hereby and supersedes all prior agreements, arrangements or understandings with respect thereto. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically incorporated herein or set forth in documents executed simultaneously herewith as a part of this transaction.

            c. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

            d. Governing Law This Agreement shall be construed and the obligations of the parties hereunder shall be determined in accordance with the laws of the State of New York (without regard to any conflict of laws provisions thereof) and applicable federal law. The undersigned waive the right to trial by in any litigation in which KEY and any of the undersigned shall be adverse par-ties.

            e. Construction, The entire Agreement has been reviewed by and is acceptable to the parties hereto and their counsel as to form, content and meaning. No provision of this Agreement or any of the documents executed in connection herewith shall be construed against KEY based upon the fact that this Agreement or such other document was prepared by KEY or its counsel.

            f. Assignability. This Agreement shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

      7.     Waiver and Amendments.

                  a. No provision of this Agreement shall be amended, supplemented or modified unless it is in writing and signed by the party against whom such amendment, supplement or modification is sought to be enforced, and no wavier of any provision of this Agreement, nor consent to any departure by any of the parties to this Agreement therefrom, shall be effective unless it is in writing and signed by the party against whom it is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

                  b. No failure or delay on the part of any party hereto to exercise any right hereunder or under any related document shall operate as a waiver thereof by such party, nor shall any single or partial exercise of any right hereunder or under any other related document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each party provided herein and in other related documents (a) are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law and (b) are not conditional or contingent on any attempt by such party to exercise any of its rights under any other related document against the other party or any other entity.

     8. Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments, and to take all such action, as the other party may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement. The obligations of the parties in this paragraph shall survive the transfer of title to the Premises and consummation of the Settlement Agreement.

           a. Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding all of the parties hereto.

           b. Severability. In case any one or more of the provisions contained in this Agreement or any exhibit annexed hereto should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

           C. Legal Representation. The Defendants represent that they have not relied on any representations or statements made by KEY, its agents, or attorneys in connection with this transaction and that each defendant has read this stipulation and understands their respective obligations hereunder. Further, each defendant has been represented by legal counsel of their choice and executes this Stipulation voluntarily.

     IN WITNESS WHEREOF, the undersigned have caused this Stipulation to be duly executed by them as of the date first above written.

KEYCORP LEASING LTD.

By: /s/ Keycorp Leasing Ltd.


STAFF BUILDERS, INC. (Delaware)

By: /s/ David Savitsky

STAFF BUILDERS, INC. (N.Y.)

By:  /s/ Dale R. Clift

PROFESSIONAL DETAIL SERVICES, INC.

By:  /s/ Dale R. Clift

ATC HEALTHCARE SERVICES, INC.

By:  /s/ David Savitsky

ATC HEALTHCARE STAFFING SERVICES, INC.

By: /s/ David Savitsky

TENDER LOVING CARE HEALTH CARE SERVICES, INC.

By: /s/ Dale R. Clift